EX-3.3

NAME CHANGE


                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                      FIDELITY CAPITAL GROUP HOLDINGS, INC.


         We the undersigned Craig H. Brown, President and John Semmens, Secretary of Fidelity Capital Group Holdings, Inc. Do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened on the 5th Day of May, 2000 adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

         THE NAME OF THE CORPORATION IS CYRUS INDUSTRIES, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 14,762,133 that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                   /s/ Craig H. Brown
                                   ------------------
                                       Craig H. Brown
                                       President



                                   /s/ Daniel Cabral
                                   -----------------
                                       Daniel Cabral
                                       Acting Secretary

State of California )
County of Orange    ) ss

         On May 5, 2000, personally appeared before me, a notary public, Craig
H. Brown and Daniel Cabral who acknowledged that they executed the above instrument.

                                   /s/ C. McGee
                                   ------------